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                                                                    Exhibit 23.5


                         [INSERT KPMG LETTERHEAD HERE]


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement in this Form S-3 of Corporate Express, Inc. of our report dated April 4, 1996 relating to the consolidated balance sheet of Miller Stationers Ltd. as of January 31, 1996 and the related statements of earnings and retained earnings and changes in financial position for the year then ended.



/s/KPMG
Chartered Accountants

Edmonton, Canada
December 19, 1996